THIS HEADS OF AGREEMENT made this 17th day of December,1999


BETWEEN

InfoCast Corporation a company incorporated in Nevada with registered office at Lisle, Illinios represented by Mr A. T. Griffis, Co-Chairman (hereinafter referred to as "INFOCAST")

and

InfoCast (Australasia) Limited (ACN 090 413 200) a company incorporated in Australia with registered office at 201 Great Eastern Highway, Belmont, WA 6104 represented by James David Taylor (hereinafter referred to as " IAL")

collectively known as the PARTIES

WHEREAS:

INFOCAST owns or is developing certain technologies, including licences and software, as well as business, technical and marketing expertise in relation to providing services in the fields of Application Service Provider (ASP) and in particular Virtual Cell Centers (VCC), Teleworks and Distance Learning as detailed in its Business Plan hereinafter referred to as the "Licensed Technology".

WHEREAS:

IAL desires to license the Licensed Technology for development of business based on the Licensed Technology in the Australasian region.

NOW THEREFORE in consideration of mutual promises and covenants the parties agree as follows:

Article  - Definitions

            "Australasia"  means  Australia,  New  Zealand,  the  islands of the
            Southern  Pacific  Ocean,  China,  Hong  Kong,  Vietnam,   Cambodia,
            Thailand, Laos, Singapore, Malaysia, Indonesia and the Philippines

            "Licensed Region" means the region in which IAL has the rights to develop the business of the Licensed Technology, which shall comprise Australasia.

            "Licensed Technology" means the licences and software, and business, technical and marketing experience owned by INFOCAST in relation to providing services in the fields of Application Service Provider
            (ASP) and in particular Virtual Cell Centers (VCC), Teleworking and Distance Learning as detailed in the INFOCAST Business Plan and includes any future developments of refinements except New Rights.

"New Rights" means new technologies, whether owned or licensed, outside of the areas defined in the Licensed Technology.

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Article 2 - Grant of License

2.1 To the extent permitted under its agreements with third parties, INFOCAST shall grant the following exclusive license to IAL to:

            i) develop and market the Licensed Technology in the Licensed Region;

            ii) enter into partnerships which are beneficial to the development and marketing of the Licensed Technology;

`           iii)        transfer the Licensed  Technology  to a new  corporation
                        ("NEWCO") for the purpose of raising finance, expanding the business of the Licensed Technology or increasing the value of the Licensed Technology. Any rights or obligations under this Agreement shall automatically transfer from IAL to NEWCO and NEWCO will enter into a new licensing agreement with INFOCAST.

            IAL, NEWCO and any partnerships of IAL and NEWCO are prohibited from offering to do business based on the Licensed Technology outside of the Licensed Region.

Article 3 - Disclosure of Licensed Technologies

3.1 INFOCAST shall disclose the Licensed Technologies to IAL or NEWCO in a timely fashion and shall not withhold any information. To the extent permitted, any new developments or refinements which shall mean new patents or technologies concerning the Licensed Technology shall be disclosed to IAL for IAL to use in the Australasian region and for the purpose of this Agreement shall become part of the Licensed Technology other than New Rights.

Article 4 - Technical Assistance

4.1 INFOCAST shall provide IAL with technical assistance relating to the development, marketing and implementation of the Licensed Technology including its adaptation of a non-material nature to the Australasian region. Such assistance shall include but not be limited to sending INFOCAST personnel to the Australasian region on an agreed basis, training IAL personnel in the North American offices, access to manuals and marketing strategies and generally providing assistance to ensure the successful implementation and development of the Licensed Technology. The PARTIES acknowledge that the technical assistance provided by INFOCAST is intended to train and transfer the Licensed Technology to IAL's personnel including assistance with marketing and shall not be construed as an offer to run the business.

Article 5 - Consideration

5.1 For the disclosure and right to use the INFOCAST Licensed Technology and for the ongoing technical assistance IAL shall pay to INFOCAST:

A)          License Fee

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            i)          A First  License Fee of  US$250,000  payable nine months
                        after signing of this  Agreement or at the completion of
                        capital   raising   where   the  net   proceeds   exceed
                        US$2,000,000, whichever occurs first.

            ii) A second License Fee of US$250,000 payable 15 months after the signing of this Agreement.

            iii) An ongoing License Fee of US$500,000 every six months starting 21 months after the signing of this Agreement.

            iv) In the event that IAL completes a public fund raising greater than Australian $5 million prior to 21 months after the signing of this Agreement the ongoing license fee in (iii) above will commence immediately and any unpaid fees in (i) and (ii) above will be cancelled.

B)          Royalty

            A Royalty of 0.5 (one-half of one) per cent of revenue that is derived from the sales generated from the INFOCAST Licensed Technology during IAL' first year of operation and increasing to 1.5 (one and a half) per cent commencing in year two and each year thereafter. The royalty will be capped to the extent that the licensing fees and royalty payments will cumulatively not exceed 15 (fifteen) per cent of IAL' annual net profit after tax. Notwithstanding this limitation, the semi-annual licensing fees of US $500,000 will always be due and payable regardless of IAL' profit margin. Equity

C           Equity

            After the setting up of the corporate structure in Australia and the raising of the initial seed capital INFOCAST will own 20% (twenty per cent) of the issued capital of the new corporate structure. At any future capital raisings INFOCAST will have the right to maintain its equity by contributing on the terms and conditions of the future capital raising.


5.2 In the event that the payments made to INFOCAST are subject to taxation and such taxes are required to be withheld from the payment to INFOCAST then IAL shall withhold the tax from the payment to INFOCAST provided however that IAL shall obtain the appropriate certificates proving such tax payment and shall provide INFOCAST with such certificates.

Article 6 - Report and Payment

6.1 IAL shall report in writing the revenue generated by IAL, and the amount of royalty to be paid within thirty (30) days from the last day of every half of calendar year (January 1st - June 30th; July 1st - December 31st) during the term of this Agreement and within thirty (30) days from expiration or termination of this Agreement.

6.2 IAL shall pay the royalty to INFOCAST by the due date of each report provided in Article 6.1 hereof. Such payments shall be made in US dollars.

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Article 7 - Report and Audit

7.1 IAL shall maintain accurate books and records, which show the revenue and keep them for two (2) years from the due dates of royalty payments. IAL shall permit an independent accounting firm designated by INFOCAST to audit aforesaid books and records as may be necessary to confirm the royalty described in Article 5 hereof; provided, however, such audit shall be performed during IAL's ordinary business hours not more than once a year. INFOCAST shall notify IAL of such audit with ten (10) days prior written notice.

Article 8 - First Refusal

8.1 Where INFOCAST, acting on its own or in any collaborative venture with a third party:

            (a)         obtains New Rights; and

            (b)         wishes to license the New Rights,

            INFOCAST must first offer to license the New Rights to IAL for the Licensed Region on commercially reasonable terms.

8.2 Having regard to the provisions of Article 20.1 (which will ensure that IAL has advance notice of emerging New Rights), any offer made by INFOCAST under Article 8.1 will be open for discussion, negotiation and acceptance for a period of sixty (60) days from the date of the offer under Article 8.1 to IAL.

8.3         If any such offer under  Article 8.1 is not  accepted  within  sixty
            (60) days, the offer will lapse and INFOCAST will be free to license the New Rights to any party on terms no better than those offered to IAL.

Article 9 - Term and Termination

9.1 INFOCAST shall have the right to terminate this Agreement in the event that IAL becomes bankrupt or insolvent.

9.2 In the event that IAL has not achieved the following sales from the INFOCAST Licensed Technology by the date shown:

            - $10 million two years after INFOCAST achieves sales of $10 million;

            - $20 million three years after INFOCAST achieves sales of $20 million;

            - $40 million three years after INFOCAST achieves sales of $40 million;

            then INFOCAST will have the right to license the Licensed Technology for the Licensed Region to a second party who may compete with IAL.

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9.3         In the event either party  ("Breaching  Party") breaches any term or condition of this Agreement, the other party (Non-breaching Party") may terminate this Agreement if such Breaching Party does not correct such breaches within sixty (60) days from the receipt of written notice of breach given by the Non-breaching party; or

9.4 In the event that this Agreement is lawfully terminated by INFOCAST, IAL will immediately lose all rights provided under this Agreement.

            To the extent permitted, in the event that INFOCAST becomes bankrupt, insolvent or any other similar situation, then IAL will automatically have the rights to the Licensed Technology and everything that has been disclosed previously.

9.5 In the event that IAL is solely prohibited from carrying on business from any country in the Licensed Region then INFOCAST will have the right to license the Licensed Technology to a second party who may compete with IAL in that country.

Article 10 - Confidentiality

10.1 During the term of this Agreement, the parties hereto shall keep the conditions of this Agreement confidential and shall not disclose to any third party except in the following cases;

i)          the party obtains prior written consent from the other party;

ii)         disclosure is required by the competent governmental authorities;

iii)        disclosure is required by applicable laws;

iv)         disclosure is required for raising of finance; or

v) disclosure is necessary to be made to an attorney who represents the disclosing party.

10.2 During the term of this Agreement, the parties shall keep the trade secrets of the other party, including the Licensed Technologies, disclosed by the other party, confidential and shall not disclose to any third party except in the following cases:

            (a) such disclosed information was already known to the public at the time of the disclosure, or becomes public through patent applications, publications or sales of the products which utilise the Licensed Technologies;

            (b) the disclosing party obtains prior written consent from the other party for disclosure;

            (c)         such  information  was  disclosed  by the  order  of the
                        court,   request  of   administrative   agencies  or  in
                        accordance with the requirement under the laws;

            (d)         the disclosing  party obtains such  information from any
                        third   party   without   owing   any    confidentiality
                        obligation; or

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            (e)         such information necessarily becomes public by the sales
                        of the Licensed Technology.

10.3 In case either party disclosed the conditions of this Agreement or trade secret of the another party such disclosing party shall have the other party bear the same confidentiality obligation as provided in Articles 10.1 and 10.2 herein.

Article 11 - Representation and Warranty

INFOCAST represents and warrants the following:

i) INFOCAST is the legitimate owner of all rights, ownership and interests of the Licensed Technologies;

ii)         INFOCAST has the right to execute this Agreement; and

iii) There is no written, oral or implied transfer, permission, license, mortgage, debt or agreement interfering with this Agreement.

Article 12 - Assignment

This Agreement or any right hereunder, in whole or in part, voluntarily or not, except those anticipated by Article 2 shall not be in any case subject to assignment or transfer by either party without prior written consent of the other party, and such consent shall not be unreasonably withheld.

Article 13 - Communications

All communications required hereunder shall be in writing and shall be sent by postage prepaid mail, courier, facsimile, telex or telegram addressed to the other party to the above mentioned address or at any other address as may be furnished to the notifying party in accordance with this Article. Each communication shall be deemed to have been sufficiently given when the addressee receives such communication from the notifying party.

Article 14 - Force Majeure

Neither party shall be liable to the other party for non-performance or breach of any term or condition of this Agreement if such non-performance or breach is caused by Acts of God, strikes, fires, floods, or restrictions by administrative authorities or any other cause beyond the reasonable control of the party including delay in the transfer or adaptation of the Licensed Technology to the Licensed Region.

Article 15 - Arbitration

The parties hereto shall make best efforts to solve the disputes arising from, relating to or in connection with this Agreement in amicable manners. In case such disputes are not solved within ninety (90) days from occurrence of such disputes, the disputes shall be, upon the application of either party, settled by arbitration rendered by one or more arbitrators nominated in accordance with the Arbitration Rules of the International Chamber of Commerce in Toronto. The award to be rendered shall be final.

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Article 16 - Governing Law

This Agreement shall be governed by and construed in accordance with the law of the Province of Ontario and the Federal Laws of Canada.
Article 17 - Entire Agreement

This Agreement constitutes the entire agreement between the parties concerning the subject matters of this Agreement and supersedes all previous agreements and other communications, whether in writing or oral.

Article 18 - Waiver

Any failure of either party to enforce, at any time or for any period of time, any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of the party thereafter to enforce each and every such provision.

Article 19 - Severability

In the event that any provision hereof is found violating or inconsistent with any law or regulation, both parties shall have a meeting to make necessary amendment to this Agreement. The validity, legality and enforceability of any provision hereof shall not be affected or impaired in any way by any holding that any other provision or provisions contained herein are invalid, illegal or unenforceable in any respect.

Article 20 - Improvements

20.1 Subject to the rights of any third party engaged in any collaborative development program with INFOCAST the parties agree to regularly exchange technical information about any improvements to the Licensed Technologies developed by either of the parties.

20.2 If IAL develops any improvements to the Licensed Technologies, IAL may apply for patent and technology protection of those improvements in any countries; and

Article 21 - Definitive Agreement

21.1 The Parties agree that this Heads of Agreement shall be the basis for a Definitive Licensing Agreement to be executed by the Parties within three (3) months of the signing of this Agreement.



IN WITNESS  WHEREOF,  each of the parties hereto has caused this Agreement to be
executed   as  of  the  date  first  above   written  by  its  duly   authorised
representatives.


For and on behalf of                         For and on behalf of
INFOCAST CORPORATION                         IAL
/s/ A T Griffis                               /s/ James D Taylor
---------------------------------------      -----------------------------------
Name:    A T Griffis                         Name:  James D Taylor


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Date: December 17, 1999                           Date: December 17, 1999
     --------------------------------             ------------------------------

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